UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2006

Xybernaut Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21013	54-1799851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5175 Parkstone Drive, Suite 130, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-674-0480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2006, Xybernaut Corporation (the "Company"), Xybernaut Solutions, Inc. ("XSI" and together with the Company, the "Debtors") and East River Capital LLC ("ERC") entered into a Secured Promissory Note (the "Note") and Security Agreement (the "Security Agreement") dated as of March 23, 2006. Also on March 23, 2006, the Debtors, ERC and Skadden, Arps, Slate, Meagher & Flom LLP entered into an Escrow Agreement (the "Escrow Agreement," and collectively with the Note and the Security Agreement, the "ERC DIP Credit Facility"). On March 23, 2006, the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") entered an interim order (the "Interim Order") authorizing the Debtors to enter into the ERC DIP Credit Facility and authorizing the Debtors to obtain credit and incur debt under the ERC DIP Credit Facility on an interim basis through and including April 24, 2006 up to an aggregate amount of $1,900,000.

The ERC DIP Credit Facility provides for one or more loans to the Debtors in an amount up to $2.6 million (the "Commitment Amount") subject to an increase in the Commitment Amount of up to $3.2 million upon written mutual agreement of ERC and the Debtors, with the consent of the Creditors’ Committee. The outstanding principal balance of this Note will not bear interest except for default interest upon an event of default, at a rate per annum of 15% from the date due until the date of payment. The loan will become due and payable in full on September 1, 2006 (the "Maturity Date").

On October 27, 2005, the Bankruptcy Court authorized the Debtors to enter into a debtor-in-possession loan facility ("LC Fund DIP Credit Facility") with LC Capital Master Fund, Ltd. ("LC Fund") in the maximum amount of $5.0 million on the terms and conditions of the Bankruptcy Court order and the loan documents. The drawdowns on the LC Fund DIP Credit Facility have totaled approximately $447,000. The ERC DIP Credit Facility has been used to payoff the drawdowns from the LC Fund DIP Credit Facility as described below.

Each loan request must be in a minimum amount of $50,000 and, if greater, will be in integral multiples of $10,000. With the exception of the Lender Escrow (as defined below) and the Professionals Escrow (as defined below), the loans will be used solely for (1) the repayment of outstanding advances, fees and expenses payable under the LC Fund DIP Credit Facility approved by the Bankruptcy Court in October, 2005 in an amount up to $550,000 and (2) working capital needs, general corporate purposes, the costs and expenses associated with the bankruptcy cases and payment of fees and expenses of ERC. Part of the initial loan will be used to establish an escrow account (the "Lender Escrow") in the amount of $400,000 for the benefit of ERC, which amount may be later reduced to an amount not less than $200,000 upon mutual written consent of ERC and the Debtors. Subsequent loans will be used to establish an escrow account (the "Professionals Escrow") in the amount of $500,000 for Bankruptcy Court approved professionals and to increase the Lender Escrow to the total amount of $600,000.

Upon the receipt of proceeds from the sale of patents, ERC will be paid an additional amount equal to the greater of $1.2 million and 62.5% of each dollar advanced under the ERC DIP Credit Facility ("Premium"). The Premium is earned upon the advance of any initial loan and paid when principal becomes due or when all or any amount of the loans is repaid.

ERC will have a first priority lien on all assets which will include intellectual property, accounts receivable, inventory, equipment, general intangibles, contract rights, documents, instruments, chattel paper and deposit accounts (the "Collateral") other than (a) those liens and encumbrances not exceeding $100,000 in the aggregate and listed on an exhibit to the Security Agreement and (b) a shared lien pari passu with LC Fund in the ratio of 15% to secure any remaining secured obligations to LC Fund under the LC Fund DIP Credit Facility and 85% to secure obligations to ERC. ERC is also granted a superpriority administrative expense claim in the amount of the obligations, with priority over all administrative expenses, priority and unsecured claims against the Debtors. The Note prohibits any liens that would be senior to or pari passu with the liens securing the obligations, except as permitted by the Note.

Net proceeds from any court approved sale of assets will be paid as follows: 85% to ERC to reduce the obligations and 15% to LC Fund to reduce outstanding obligations, if any, for a period of one year following confirmation of a plan of reorganization, and thereafter 100% to ERC. However, in the event that a final order of the Bankruptcy Court eliminates any obligation of the Debtors to LC Fund, then 100% of the net sale proceeds will be paid to ERC until all secured obligations owed to ERC are paid in full.

If Debtors fail to pay the obligations in full on or prior to the Maturity Date, at the option of ERC, (a) Debtors will pay ERC the sum of $400,000 as a late payment fee; (b) each Debtor will issue to ERC, for the sum of $400,000, payable by setoff against the obligations owed to ERC, all authorized unissued shares of common stock of such Debtor, legally available for issuance; and/or (c) each Debtor will reconstitute its board of directors so that the majority of the board of directors is satisfactory to ERC in its sole and absolute discretion. If at the Maturity Date the Debtors are then parties to one or more existing contracts with a credible buyer with respect to a bona fide offer that will provide funds to the Debtors in an aggregate amount sufficient to enable the Debtors to repay the obligations in full within 30 days after the Maturity Date, the issuance of stock and reconstitution of the boards of directors will not occur unless and until the Debtors fail to pay the obligations in full on or before 30 days after the Maturity Date. The Debtors also agree that if all of the current directors choose to resign from their positions on the boards of directors before reconstitution of the boards of directors, prior to such resignations becoming effective the Debtors will appoint the Chief Executive Officer as a director to serve in such capacity upon the resignations of such directors.

If the Debtors reorganize and emerge from Chapter 11, ERC will receive warrants for the right to purchase 5% of the capital stock of Debtors on a fully-diluted basis at nominal cost, subject to anti-dilution protection. If the Commitment Amount is increased above $2.6 million, ERC will receive additional warrants for an additional 1.3% of such capital stock.

Debtors covenant to take the actions to cause the events set forth on Exhibit C to the Note to occur by the dates indicated thereon.

ERC’s obligation to make the initial and each successive loan is subject to the satisfaction of the following conditions: (1) the Bankruptcy Court will have issued an order approving the ERC DIP Credit Facility; (2) the Debtors may borrow initial loans up to $1.9 million; (3) the Debtors will have executed and delivered to ERC the Security Agreement, the Escrow Agreement and such other documents necessary to grant to ERC a perfected first priority security interest in and lien on the Collateral; (4) upon entry of a final order approving the ERC DIP Credit Facility and providing that the Debtors have no further obligations to LC Fund under the LC Fund DIP Credit Facilty, the Debtors may borrow subsequent loans in an amount not to exceed, together with the initial loans advanced, the Commitment Amount; (5) the Debtors have delivered to ERC the Intellectual Asset Valuation Report, dated June 27, 2005, prepared by IPI Innovations Financial Services, Inc., demonstrating that the Collateral supports repayment of the obligations; (6) no default or event of default will have occurred and be continuing or would result from the proposed borrowing; (7) the Debtors will have provided to ERC evidence of due authorization to enter into the Note, the Security Agreement and the Escrow Agreement and perform all obligations thereunder; (8) all representations and warranties contained in the Note, Security Agreement or Escrow Agreement will be true and correct on and as the date of such borrowing; and (9) ERC’s fees and expenses will have been paid in full in cash.

The Debtors will pay to ERC a monthly administration fee of $5,000 which will be due and payable on the first day of each month. The Debtors also agreed to pay all costs and expenses of ERC, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies.

The Debtors will not, without prior express written consent of ERC, issue any capital stock, cancel any authorized stock or alter the existing shareholder structure.

The Debtors will provide ERC with reasonable prior notice of all meetings (including telephonic meetings) of the boards of directors of the Debtors and permit an authorized representative of ERC to attend and observe all such meetings.
Upon the occurrence of an event of default, but subject to at least five days notice, all unpaid principal, accrued interest, premium and other amounts owing will, at the option of ERC, be immediately due, payable and collectible by ERC pursuant to applicable law and the commitments terminated.

The agreements also contain standard representations and warranties, covenants and certain other matters.

A copy of the Secured Promissory Note is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the Security Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein. A copy of the Escrow Agreement is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

As previously reported in Item 1.01 of Form 8-K filed November 21, 2005, the Debtors entered into the LC Fund DIP Credit Facility. The Interim Order does not vacate or revoke the order approving the LC Fund DIP Credit Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the ERC DIP Credit Facility set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On March 23, 2006, the Company entered into the Note agreeing that ERC, at its option, may be issued all authorized unissued shares of common stock of the Company, legally available for issuance, for the sum of $400,000 if the Company fails to pay the obligations pursuant to the Note in full on or prior to the Maturity Date. The Company is exempt from registering this sale of common stock pursuant to Section 3(a)(7) and Section 4(2) of the Securities Act of 1933, as amended.

Also on March 23, 2006, the Company agreed that if the Debtors reorganize ERC will receive warrants for the right to purchase 5% of the capital stock of the Debtors on a fully-diluted basis at nominal cost, subject to anti-dilution protection. If the Commitment Amount of the Note is increased above $2.6 million, ERC will receive additional warrants for an additional 1.3% of such capital stock. The Company is exempt from registering this right to purchase capital stock pursuant to Section 3(a)(7) and Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On March 24, 2006, the Debtors filed with the Bankruptcy Court a complaint and motion for expedited injunctive and declaratory relief against LC Fund for LC Fund’s breach of its own obligations under the LC Fund DIP Credit Facility. The Debtors seek to modify the LC Fund DIP Credit Facility order to cancel any remaining obligations to LC Fund and to ensure that LC Fund does not take any action to declare a default under the LC Fund DIP Credit Facility, or otherwise attempt to exercise rights and remedies under the LC Fund DIP Credit Facility, including the 15% sale participation right and the right to receive the warrants under the LC Fund DIP Credit Facility. The Debtors have also filed a notice withdrawing their motion to approve the proposed stipulation and order to amend certain terms of the LC Fund DIP Credit Facility as described in Item 1.01 of the Form 8-K filed on March 13, 2006.

The Company cannot predict the outcome of this legal proceeding or estimate the possible effects on the financial condition or results of operations of the Company.

On March 10, 2006, the Company and Technology Option Capital LLC ("TOC") entered into an agreement. A brief description of the terms of the agreement was included in Item 1.01 of the Form 8-K filed March 13, 2006 and paragraph 12 of such Item 1.01 is incorporated herein by reference. On March 28, 2006 the Bankruptcy Court approved the employment and retention of TOC as investment banker and financial consultant to the Company as described in such Form 8-K. A copy of the agreement is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

On March 10, 2006, the Company and SSG Capital Advisors, L.P. ("SSG") entered into an agreement. A brief description of the terms of the agreement was included in Item 1.01 of the Form 8-K filed March 13, 2006 and paragraph 13 of such Item 1.01 is incorporated herein by reference. On March 28, 2006 the Bankruptcy Court approved the employment and retention of SSG as investment banker and financial consultant to the Company as described in such Form 8-K. A copy of the agreement is attached hereto as Exhibit 10.5 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Secured Promissory Note between Xybernaut Corporation, Xybernaut Solutions, Inc. and East River Capital LLC.

10.2 Security Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc. and East River Capital LLC.

10.3 Escrow Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc., East River Capital LLC and Skadden, Arps, Slate, Meagher & Flom LLP.

10.4 Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc. and Technology Option Capital, LLC

10.5 Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc. and SSG Capital Advisors, L.P.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xybernaut Corporation

March 29, 2006	By:	John F. Moynahan

Name: John F. Moynahan
Title: EVP and CFO

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Secured Promissory Note between Xybernaut Corporation, Xybernaut Solutions, In. and East River Capital LLC
10.2	Security Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc. and East River Capital LLC
10.3	Escrow Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc., East River Capital LLC and Skadden, Arps, Slate, Meagher & Flom LLP
10.4	Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc. and Technology Option Capital, LLC
10.5	Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc. and SSG Capital Advisors, L.P.